UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1780 55th St., Suite C Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 993-5271
Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on January 8, 2015, Surna Inc. (the “Company”) entered into a membership interest purchase agreement (the “Agreement”) with Jim Willett and Forbeez Capital, LLC (together, the “Sellers”), pursuant to which the Company agreed to purchase and the Sellers agreed to sell all of their membership interests (the “Interests”) in Agrisoft Development Group, LLC (“Agrisoft”), a company that primarily operates as a point of sale software and technology company with a current focus on the cannabis sector. Together, the Sellers own, and will sell to the Company, 66% of the total membership interests in Agrisoft. The closing of the Interests sale was originally expected to close on March 15, 2015.

On February 23, 2015, the Company, the Sellers, and Agrisoft entered into an Addendum (the “Addendum”) to the Membership Interest Purchase Agreement. The Addendum provides that the Sellers have the unrestricted right to unilaterally terminate the Agreement at any time, for any reason. If the Sellers terminate the Agreement, the Company may elect to have all loans made by the Company to Agrisoft, plus accrued interest, converted to equity at the previously agreed upon conversion rate, or to be repaid on mutually agreeable terms. In addition, the Company has the right to convert to Agrisoft equity all monies it lent to Agrisoft, plus accrued interest, at the previously agreed upon valuation of $6,000,000 at any time between the date of the Addendum and July 1, 2015.

Pursuant to the terms of the Addendum, the Company may take a security interest in Agrisoft assets up to the amount loaned to Agrisoft by the Company, plus interest, or 4.3% of Agrisoft equity. At any time, Agrisoft may pay the Company the amounts loaned to it by the Company, plus interest, and satisfy the security interest.

The closing of the sale of the Interests, which is subject to customary closing conditions, currently is scheduled for July 1, 2015.

The foregoing description of the Addendum is qualified in its entirety by reference to the Addendum, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Addendum to the Membership Interest Purchase Agreement dated as of February 23, 2015 by and between Surna Inc., Jim Willett, Forbeez Capital, LLC and Agrisoft Development Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURNA INC.

Date: February 27, 2015	By:	/s/ Douglas McKinnon
Douglas McKinnon, Executive Vice President and Chief Financial Officer